SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): September 9, 1997
                                                         -----------------



                       First Washington Realty Trust, Inc.
                       -----------------------------------
                          (Exact Name of Registrant as
                              Specified in Charter)




   Maryland                         0-25230                    52-1879972
- ---------------              -----------------------       -------------------
(State or Other              (Commission File Number)        (IRS Employer
Jurisdiction of                                            Identification No.)
Incorporation)



                             4350 East-West Highway
                                    Suite 400
                            Bethesda, Maryland 20814
                            ------------------------
                              (Address of Principal
                               Executive Offices)


                                 (301) 907-7800
                          ----------------------------
                             (Registrant's telephone
                          number, including area code)


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ITEM 5.  Other Events
         -------------

                                  Risk Factors

         All capitalized terms used herein but not defined shall have the meanings assigned to them in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

Risks Associated With Indebtedness

         Leverage. As of June 30, 1997, the Company had outstanding approximately $192.4 million of long-term mortgage indebtedness and $25.0 million of Exchangeable Debentures. The ratio of the Company's debt (including the Exchangeable Debentures ) as defined below) to total market capitalization is approximately 48.9%, and the ratio of the Company's debt (excluding the Exchangeable Debentures) to total market capitalization is approximately 42.8%.

         Near Term Maturity of Indebtedness. The Company is subject to the risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness on the Company's properties (which in most cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of the existing indebtedness.

         A large portion of the Company's mortgage indebtedness will become due by 2000, requiring balloon payments of, $4.1 million in 1998, $87.5 million (including $25.0 million of Exchangeable Debentures) in 1999 and $34.1 million in 2000. From 1998 through 2021, the Company will have to refinance an aggregate of approximately $195 million.

         Because the Company anticipates that only a small portion of the principal of the Company's mortgage indebtedness will be repaid prior to maturity and does not plan to retain cash sufficient to repay such indebtedness at maturity, it will be necessary for the Company to refinance debt through additional debt financing or equity offerings. If the Company is unable to refinance this indebtedness on acceptable terms, the Company may be forced to dispose of properties upon disadvantageous terms, which might result in losses to the Company and might adversely affect cash available for distributions to stockholders. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancings, the Company's interest expense would increase, which would adversely affect the Company's ability to pay expected distributions to stockholders. Further, if a property or properties are mortgaged to collateralize payment of indebtedness and the Company is unable to meet mortgage payments, the property or properties could be foreclosed upon by or otherwise transferred to the mortgagee with a consequent loss of income and asset value to the Company. Even with respect to nonrecourse indebtedness, the lender may have the right to recover deficiencies from the Company in certain circumstances, including environmental liabilities.

         Risk of Rising Interest Rates. Of the Company's mortgage indebtedness, (excluding the Exchangeable Debentures), $36.6 million (19.0%) is variable rate indebtedness. Future indebtedness may bear interest at a variable rate. Accordingly, increases in prevailing interest rates could increase the Company's interest expense, which would adversely affect the Company's cash available for distribution and its ability to pay expected distributions to stockholders. A one-half of one percent increase in interest rates would increase the Company's

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


interest expense by $0.2 million ($0.02 per share) (assuming the exchange of all Common Units and Exchangeable Preferred Units and the conversion of all Convertible Preferred Stock into Common Stock) in 1997.

         No  Limitation  on  Debt.  The  Company   currently  has  a  policy  of
maintaining a ratio of debt (excluding the Exchangeable Debentures) to total market capitalization of 50% or less, but the organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. Accordingly, the Board of Directors could alter or eliminate this policy. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company.

         Cross-Collateralization. A total of 17 properties are cross-collateralized with one or more other properties. A default in a single loan which is cross-collateralized by other properties may result in the foreclosure on all of such properties by the mortgagee with a consequent loss of income and asset value to the Company.

Historical Operating Losses And Net Deficit

         The Company historically has experienced losses allocated to common stockholders (as measured by generally accepted accounting principles) before extraordinary items. These net losses reflect substantial non-cash charges such as depreciation and amortization and the effect of distributions to holders of the Convertible Preferred Stock. There can be no assurance that the Company will operate profitably in the future. If some or all of the properties continue to operate at a loss, the Company's ability to make distributions to its stockholders could be adversely affected.

Limitation On The Level Of Distributions Payable To Common Stock; Subordination Of Distributions With Respect To Common Stock

         The Company's charter provides that when distributions are declared by the Board of Directors, each share of Convertible Preferred Stock is entitled to receive distributions equal to $0.6094 per quarter, plus a participating distribution equal to the amount, if any, of distributions in excess of $0.4875 per quarter payable to the Common Stock with respect to the number of shares of Common Stock into which the Convertible Preferred Stock is then convertible. The payment of distributions with respect to the Convertible Preferred Stock reduces the income allocable to the holders of Common Stock and therefore causes a decrease in such common stockholders' equity. The fact that the Convertible Preferred Stock is entitled to receive participating distributions also limits the level of distributions that the Company can pay on the outstanding shares of Common Stock.

Distributions Representing Return Of Capital

         Approximately 0% and 75.6% (or $0 per share and $1.47 per share) of the distributions made through December 31, 1996 on the Convertible Preferred Stock and the Common Stock, respectively, represented a return of capital for federal income tax purposes. Based on the level of distributions on the Common Stock constituting a return of capital, the Company would not have been required to make any distributions on the Common Stock in 1996 to satisfy its obligation under federal income tax law to distribute annually at least 95% of its REIT taxable income. The major difference between the Company's net income and cash flow is the allowance for depreciation. By making distributions out of cash flow instead of net income, the Company is not taking into account the allowance for depreciation, a non-cash item. There is a risk that, because the Company is distributing a return of capital, there will be insufficient funds in the future to pay for major repairs or replacements to the properties.

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Limited Geographic Diversification; Dependence On The Mid-Atlantic Region

         The properties consist primarily of retail and multifamily properties located in the Mid-Atlantic region. Approximately 50% of the retail properties (based on gross leaseable area ("GLA")) are located in the Washington-Baltimore corridor. The Company's performance may therefore be linked to economic conditions and the market for neighborhood shopping centers in this region. A decline in the economy in this market may adversely affect the ability of the Company to make distributions to stockholders.

Effect Of Exchange Of Exchangeable Indebtedness

         As part of the Company's formation, the Operating Partnership issued $25.0 million of Exchangeable Debentures, which are exchangeable for 1,000,000 shares of Convertible Preferred Stock (the "Exchangeable Debentures"). If the Exchangeable Debentures, which bear interest at the rate of 8.25% per annum, are exchanged for Convertible Preferred Stock, the annual amount of preferential distribution payments that the Company will be required to make on the Convertible Preferred Stock (net of reductions in interest payments) would be increased by approximately $0.4 million. Such increase in distributions on the Convertible Preferred Stock would reduce the annual cash available for distribution payable on outstanding shares of Common Stock by $0.07 per share.

Environmental Matters

         General. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with contamination. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. In connection with the ownership (direct or indirect), operation, management and development of real properties, the Company, the Operating Partnership or the Management Company, as the case may be, may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and injuries to persons and property. All of the Properties have been subject to a Phase I or similar environmental audit (which involves general inspections without soil sampling or groundwater analysis) completed by independent environmental consultants. These environmental audits revealed the following potential environmental liabilities:

         Penn Station Shopping Center. Contamination caused by dry cleaning solvents has been detected in ground water below the Penn Station Shopping Center. The source of the contamination has not been determined. Potential sources include a dry cleaner tenant at the Penn Station Shopping Center and a dry cleaner located in an adjacent property. Sampling conducted at the site indicates that the contamination is limited and is unlikely to have any effect on human health. The Company has made a request for closure to the State of Maryland.

         Fox Mill Shopping Center. Petroleum has been detected in the soil of a parcel adjacent to Fox Mill Shopping Center on property occupied by Exxon Corporation ("Exxon") for use as a gas station (the "Exxon Station"). Exxon has taken steps to remediate the petroleum in and around the Exxon Station, which is located downgradient from the Fox Mill Shopping Center. Exxon has agreed to take

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

full responsibility for the remediation of such petroleum. In addition, a dry cleaning solvent has been detected in the groundwater below the Fox Mill
Shopping Center. A groundwater pump and treatment system, approved by the Virginia Water Control Board, was installed in July 1992, and was operating until recently when the Water Control Board ordered semi-annual sampling to determine if further remediation is necessary. The previous owner of the Fox Mill Shopping Center has agreed to fully remediate the groundwater contamination to the extent required by the applicable regulatory authority.

         Four Mile Fork Shopping Center. A drycleaning solvent has been detected in the soil below the Four Mile Fork Shopping Center. Testing conducted at the site indicates that the contamination is limited and is unlikely to have any effect on human health. In addition, the previous owner of the Four Mile Fork Shopping Center has provided an indemnification for all costs and expenses to obtain closure from the responsible regulatory authority.

         Newtown Square Shopping Center. Contamination caused by gasoline release from an adjoining Mobil service station has been detected in the soil and groundwater below the Newtown Square Shopping Center. Mobil is in the process of remediating the petroleum contamination on their site and under the Shopping Center.

         Riverside Square Shopping Center. A dry cleaning solvent and hydraulic fluid have been detected in the soil below Riverside Square Shopping Center. Testing conducted at the site indicates that the contamination is limited and is unlikely to have any effect on human health. The Company's environmental consultants have recommended that no further investigation or remediation is warranted.

         Management of the Company believes that environmental studies have not revealed significant environmental liabilities that would have a material adverse effect on the Company's business, results of operations and liquidity; however, no assurances can be given that existing environmental studies with respect to any of Properties reveal all environmental liabilities, that any prior owner of a Property did not create any material environmental condition not known to the Company, or that a material environmental condition does not otherwise exist (or may exist in the future) as to any one or more Properties. If such a material environmental condition does in fact exist (or exists in the future), it could have a significant adverse impact upon the Company's financial condition, results of operations and liquidity.

Risks Of Third-Party Management, Leasing And Related Service Business

         Possible Termination of Management Contracts. The Company intends to pursue actively the management, including contracts to lease space, of properties owned by third parties. Risks associated with the management of properties owned by third parties include: (i) the risk that the management and leasing contracts (which are generally cancelable upon 30 days' notice or upon certain events, including sale of the property) will be terminated by the property owner or will be lost in connection with a sale of such property, (ii) that contracts may not be renewed upon expiration or may not be renewed on terms consistent with current terms and (iii) that the rental revenues upon which management fees are based will decline as a result of general real estate market conditions or specific market factors affecting properties managed by the Company, resulting in decreased management fee income.

         Possible Adverse Consequences of Lack of Control Over the Business of the Management Company. Certain members of management, as holders of 100% of the voting common stock of the Management Company, have the ability to elect the board of directors of the Management Company. The Company is not able to elect directors of the Management Company and, consequently, the Company has no ability to influence the decisions of such entity. As a result, the board of

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directors  and  management  of the  Management  Company may  implement  business policies or decisions that would not have been implemented by persons controlled by the Company and that are adverse to the interests of the Company or that lead to adverse financial results, which would adversely affect the Company's ability to pay expected distributions to stockholders. The voting common stock of the Management Company is subject to an assignable right of first refusal held by Stuart D. Halpert and William J. Wolfe.

         Possible Adverse Consequences of REIT Status on the Business of the Management Company. Certain requirements for REIT qualification may limit the Company's ability to increase third-party management, leasing and related services offered by the Management Company without jeopardizing the Company's qualification as a REIT.

Conflicts Of Interest

         Policies with Respect to Conflicts of Interests. Although the Company has adopted certain policies designed to eliminate or minimize conflicts of interest, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

         Tax Consequences Upon Sale of Properties. Prior to the exchange of their units of common interest in the Operating Partnership (the "Common Units") for shares of Common Stock, certain members of management will have tax consequences different from those of the Company and its stockholders upon the possible future sale or refinancing of any of the fifteen Properties acquired by the Company in connection with its formation in June 1994 (the "FWM Properties") or the repayment of certain debt collateralized by the FWM Properties and, therefore, such persons and the Company may have different objectives regarding the pricing and timing of any sale of FWM Properties. Consequently, such persons may influence the Company not to sell or refinance FWM Properties (or repay debt collateralized by such properties) even though such sale or refinancing might otherwise be financially advantageous to the Company. There can be no assurance that policies adopted by the Board to minimize the impact of this conflict will be successful in eliminating the influence of such conflicts. If these policies are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

         Conflict of  Interest  with  Respect to  Mid-Atlantic  Centers  Limited
Partnership. Certain members of management are the sole owners of FW Corporation, the sole general partner of FW Realty Limited Partnership, a general partner of Mid-Atlantic Centers Limited Partnership (the "MAC Partnership"), which owns seven shopping centers currently managed by the Company (the "MAC Properties"). Such persons may have different objectives than the Company regarding the determination of the management fee charged with respect to the MAC Properties, or regarding any other transaction between the Company and the MAC Partnership.

Changes In Investment And Financing Policies Without Stockholder Approval

         The investment and financing policies of the Company, and its policies with respect to certain other activities, including its growth, debt, capitalization, distributions, REIT status and operating policies, are determined by the Board of Directors. Although the Board of Directors has no present intention to do so, these policies may be amended or revised from time to time at the discretion of the Board of Directors without notice to or a vote of the stockholders of the Company. Accordingly, stockholders may not have control over changes in policies of the Company and changes in the Company's

                                       6
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policies  may not fully serve the  interests  of all  stockholders.  A change in these policies could adversely affect the Company's distributions, financial condition, results of operations or the market price of shares of Common Stock.

Influence Of Executive Officers

         As of July 31, 1997, the Company's officers as a group beneficially owned approximately 16.2% of the total issued and outstanding shares of Common Stock (assuming exchange of Common Units and exercise of options) and 8.9% of the outstanding shares of Common Stock (assuming the exchange and/or conversion of all other securities convertible into Common Stock. Such persons have substantial influence on the Company, which influence might not be consistent with the interests of other stockholders, and may in the future have a substantial influence on the outcome of any matters submitted to the Company's stockholders for approval.

Dependence On Key Personnel

         The Company is dependent on the efforts of its executive officers, particularly Messrs. Halpert and Wolfe. While the Company believes that it could find replacements for these key personnel, the loss of their services could have an adverse effect on the operations of the Company. Messrs. Halpert and Wolfe have entered into employment and non-compete agreements with the Company.

General Real Estate Investment Risks; Adverse Impact On Ability To Make Distributions

         General. Income from real property investments, and the Company's resulting ability to make expected distributions to stockholders, may be adversely affected by the general economic climate (particularly the economic climate of the Mid-Atlantic region, where many of the Properties are located), the attractiveness of the Properties to tenants, zoning or other regulatory restrictions, competition from other available retail and multifamily properties, the ability of the Company to provide adequate maintenance and insurance, and increased operating costs (including insurance premiums and real estate taxes).

         The economic performance and values of real estate may be affected by changes in the national, regional and local economic climate, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants, competition from other available space, changes in market rental rates, the ability of the owner to provide adequate maintenance and insurance, the need to periodically renovate and repair space and the cost thereof and increased operating costs. In addition, real estate values may be affected by such factors as government regulations and changes in real estate, changes in traffic patterns, zoning or tax laws, interest rate levels, availability of financing, and potential liability under environmental and other laws.

         Risks of Acquisition, Renovation and Development Business. The Company intends to continue actively with the acquisition of principally supermarket-anchored neighborhood shopping centers. Acquisition of neighborhood shopping centers entails risks that investments will fail to perform in accordance with expectations. In addition, there are general investments risks associated with any new real estate investment. The Company intends to expand and/or renovate its properties or develop new properties from time to time. Expansion, renovation and development projects generally require expenditure of capital as well as various government and other approvals, which cannot be assured. While policies with respect to expansion, renovation and development activities are intended to limit some of the risks otherwise associated with such activities, such as initiating construction after securing commitments from anchor tenants, the Company will nevertheless incur certain risks, including expenditures of funds on, and devotion of management's time to, projects which may not be completed. Additionally, although the Company from time to time

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enters into agreements for the acquisition of retail properties, such agreements are subject to customary conditions to closing, including completion of due diligence investigations to the Company's satisfaction. No assurance can be given that such agreements will be consummated. Any of the foregoing could have a material adverse effect on the Company's ability to make anticipated distributions.

         Dependence on Rental Income from Real Property; Tenants Involved in Bankruptcy Proceedings. As a significant amount of the Company's income is derived from rental income from real property, the Company's income and ability to make distributions would be adversely affected if a significant number of the Company's lessees were unable to meet their obligations to the Company or if the Company were unable to lease a significant amount of space in its Properties on economically favorable lease terms. Leases on 10.5% and 9.4% of the GLA in the Retail Properties will be expiring in 1998 and 1999, respectively. In the event of default by a lessee, the Company may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. The bankruptcy or insolvency of a major tenant may have an adverse effect on the Properties affected and the income produced by such Properties.

         As of June 30, 1997, 5 tenants were involved in bankruptcy proceedings. All of these tenants are currently paying rent. These tenants represent approximately 0.42% of the total annual minimum rents of the Properties. There can be no assurance that such tenants will continue to pay rent or that additional tenants will not become bankrupt or insolvent.

         Small Size of Certain Properties. Eight of the Properties are relatively small in size, having less than 50,000 square feet of GLA and are not anchored by a supermarket or drug store tenant. Such properties may be subject to greater variability in consumer traffic.

         Market Illiquidity. Equity real estate investments are relatively illiquid and therefore tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. The Company's Properties primarily are neighborhood shopping centers, and the Company has no present intention of varying the types of real estate in its portfolio. In addition, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. Should such events occur, such events would adversely affect the Company's ability to pay expected distributions to stockholders.

         Uninsured Loss. The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to its Properties with policy specifications and insured limits that it believes are customary for similar properties. There are, however, certain types of losses (generally of a catastrophic nature, such as wars or earthquakes) which may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the Property, and would continue to be obligated to repay any mortgage indebtedness on the Property.

         Competition. Numerous companies compete with the Company in seeking properties for acquisition and tenants who will lease space in these properties, or provide alternate arrangements for businesses seeking rental space. There can be no assurance that the Company will be able to acquire suitable leased properties and tenants for such properties in the future.

         Investments in Mortgages. Although the Company currently has no plans to invest in mortgages, the Company may invest in mortgages in the future. If

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the  Company  were to invest in  mortgages,  it would be subject to the risks of such investment, which include the risk that borrowers may not be able to make debt service payments or pay principal when due, the risk that the value of mortgaged property may be less than the amounts owed, and the risk that interest rates payable on the mortgages may be lower than the Company's costs of funds.

         Costs of Compliance with Americans with Disabilities Act and Similar Laws. Under the Americans with Disabilities Act of 1990 (the "ADA"), all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. Although management believes that the Properties are substantially in compliance with present requirements of the ADA, the Company has not conducted an audit or investigation to determine its compliance. There can be no assurance that the Company will not incur additional costs of complying with the ADA. A number of additional federal, state and local laws exist which also may require modifications to the Properties, or restrict certain further renovations thereof, with respect to access thereto by disabled persons. The ultimate amount of the cost of compliance with the ADA or such legislation is not currently ascertainable, and, while such costs are not expected to have a material effect on the Company, such costs could be substantial.

Ownership Limit And Limits On Changes In Control

         Ownership Limit Necessary to Maintain REIT Qualification. For the Company to maintain its qualification as a REIT, not more than 50% in value of the Company's outstanding capital stock may be owned, actually or constructively, under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended (the "Code") to include certain entities) at any time during the last half of any taxable year of the Company other than the first taxable year for which the election to be taxed as a REIT has been made (the "five or fewer" requirement). The Company's charter contains certain restrictions on the ownership and transfer of the Company's capital stock, which are intended to prevent concentration of stock ownership. These restrictions, however, may not ensure that the Company will be able to satisfy the "five or fewer" requirement, or avoid rent from a related party tenant, in all cases primarily, though not exclusively, in the case of fluctuations in values among the different classes of the Company's capital stock. If the "five or fewer" requirement is not satisfied, the Company's status as a REIT will terminate, and the Company will not be able to prevent such termination.

         If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. Such disqualification would reduce the net earnings of the Company available for investment or distribution to its stockholders due to the additional tax liability of the Company for the years involved.

         The Board of Directors may waive certain of these limitations with respect to a particular stockholder if it is satisfied, based upon the advice of tax counsel, that such ownership in excess of these limitations will not jeopardize the Company's status as a REIT. Any attempted acquisition (actual or constructive) of shares by a person who, as a result of such acquisition, would violate one of these limitations will cause the shares purportedly transferred to be automatically transferred to a trust for the benefit of a charitable beneficiary or, under certain circumstances, the violative transfer will be deemed void ab initio. In addition, violations of the ownership limitations

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which are the result of certain  other  events  (such as changes in the relative values of different classes of the Company's capital stock) generally will result in an automatic repurchase of the violative shares by the Company.

         The Company's charter contains certain limitations on ownership of the Company's capital stock. Such limitations on ownership of the Company's capital stock may: (i) discourage a change of control of the Company, (ii) deter tender offers for the capital stock, which offers may be attractive to the Company's stockholders, or (iii) limit the opportunity for stockholders to receive a premium for their capital stock that might otherwise exist if an investor attempted to assemble a block of capital stock in excess of such restrictions or to effect a change of control of the Company. In addition, in certain circumstances, a holder of Convertible Preferred Stock who is not otherwise in violation of the ownership limits could be prevented from converting such holder's Convertible Preferred Stock into shares of Common Stock.

         Staggered Board. The Board of Directors of the Company has been divided into three classes of directors. The staggered terms for directors may reduce the possibility of a tender offer or an attempt to change control of the Company even if a tender offer or a change in control were in the stockholders' interest.

         Preferred Stock. The Company's charter authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock including the Convertible Preferred Stock and to establish the preferences, rights and other terms (including the right to vote and the right to convert into Common Stock) of any shares issued. The ability to issue preferred stock could have the effect of delaying or preventing a tender offer or a change in control of the Company even if a tender offer or a change in control were in the stockholders' interest. No shares of preferred stock other than the Convertible Preferred Stock are currently issued or outstanding.

         Exemptions for Certain Members of Management from the Maryland Business Combination Law. Under the Maryland General Corporation Law, as amended ("MGCL"), certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who owns ten percent or more of the voting power of the corporation's shares (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. Pursuant to the statute, the Company has exempted any business combination involving Messrs. Halpert, Wolfe and Zimmerman and other officers of the Company, any of their affiliates or associates or any person acting in concert with any of such persons and, consequently, the five-year prohibition and the super-majority vote requirements described above will not apply to business combinations between any of them and the Company. As a result, Messrs. Halpert, Wolfe and Zimmerman and other persons referred to in the preceding sentence may be able to enter into business combinations with the Company, which may not be in the best interest of the stockholders, without compliance by the Company with the super-majority vote requirements and other provisions of the statute.

         Maryland Control Share Acquisition Statute. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. If voting rights are not approved at a meeting of stockholders then, subject to certain conditions and limitations, the issuer may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.

Adverse Consequences Of Failure To Qualify As A REIT

         Taxation as a Corporation. The Company believes that it has operated so as to qualify as a REIT under the Code, commencing with its taxable year ended December 31, 1994. Although management of the Company believes that the Company has been organized and has operated and will operate in such a manner, no assurance can be given that the Company has qualified or will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control may affect the Company's ability to qualify as a REIT. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources and the Company must make distributions to shareholders aggregating annually at least 95% of its REIT taxable income (excluding capital gains). In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

         Among the requirements for REIT qualification is that the value of any one issuer's securities held by a REIT may not exceed 5% of the value of the REIT's total assets on certain testing dates. The Company believes that the value of the securities of the Management Company held by the Company did not exceed at any time up to and including the date of this Prospectus 5% of the value of the Company's total assets and will not exceed such amount in the future, based on the initial allocation of shares among participants in the Formation Transactions and the Company's opinion regarding the maximum value that could be assigned to the existing and expected future assets and net operating income of the Management Company. If the Company fails to satisfy the 5% requirement or otherwise fails to qualify as a REIT, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders. In addition, unless entitled to relief under certain statutory provisions, the Company will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax would significantly reduce the cash flow available for distribution to stockholders.

         REIT Distribution Requirements and Potential Impact of Borrowings. To obtain the favorable tax treatment associated with REITs qualifying under the Code, the Company generally will be required each year to distribute to its stockholders at least 95% of its net taxable income. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years.

         Differences in timing between the receipt of income, the payment of expenses and the inclusion of such income and the deduction of such expenses in arriving at taxable income (of the Company or the Operating Partnership), or the effect of nondeductible capital expenditures, the creation of reserves or required debt or amortization payments, could require the Company, directly or through the Operating Partnership, to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. In such instances, the Company might need to borrow funds in order to avoid adverse tax consequences even if management believed that then prevailing market conditions were not generally favorable for such borrowings.

         Other Tax Liabilities. Even if the Company qualifies as a REIT, it will be subject to certain federal, state and local taxes on its income and property. In addition, the Management Company generally is subject to federal and state income tax at regular corporate rates on its net taxable income, which include the Company's management, leasing and related service business.

Effect On Price Of Shares Available For Future Sale

         Sales of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect prevailing prices for the Common Stock. The Company has reserved: (i) 1,972,012 shares of Common Stock for issuance upon exchange of Common Units issued in connection with the formation of the Company and in connection with property acquisitions, including acquisitions under contract, (ii) 2,966,908 shares of Common Stock for issuance upon conversion of outstanding Convertible Preferred Stock issued in connection with the formation of the Company and in connection with property acquisitions (which Convertible Preferred Stock becomes convertible on or after May 31,
1999), (iii) 1,832,239 shares of Common Stock for issuance upon conversion of reserved Convertible Preferred Stock (reserved for exchange of Exchangeable Preferred Units and the Exchangeable Debentures issued in connection with the Formation and subsequent property acquisitions), (iv) 123,077 shares of Common Stock for issuance upon conversion of a convertible note, and (v) 887,320 shares of Common Stock for issuance under the Company's employee benefit plans.

         The Company has filed or has agreed to file registration statements covering the issuance of shares of Common Stock and Convertible Preferred Stock upon exchange of Common Units and Exchangeable Preferred Units and the resale of Convertible Preferred Stock issued in connection with the formation of the Company and subsequent property acquisitions. The Company also expects to file registration statements covering the sale of Common Stock issued or to be issued under the Company's employee benefit plans. The exchange of such outstanding securities for Common Stock and Convertible Preferred Stock will increase the number of outstanding shares of Common Stock and Convertible Preferred Stock, and will increase the Company's percentage ownership interest in the Operating Partnership.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             First Washington Realty Trust, Inc.



                                             By:  /s/ Jeffrey S. Distenfeld
                                                  ------------------------------
                                                  Jeffrey S. Distenfeld
                                                  Senior Vice President,
                                                  General Counsel




Date:  September 9, 1997